EXHIBIT 23.1


                                                                 ARTHUR ANDERSEN




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As  independent   certified  public  accountants,   we  hereby  consent  to  the
incorporation by reference in Registration Statement No. 33-43166 on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan of our report dated March 20, 2000, on the consolidated financial statements of TKI Holdings, Inc. for the year ended December 31, 1999, appearing in this Form 8-K/A. It should be noted that we have not audited any financial statements of TKI Holdings, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP

West Palm Beach, Florida,
    August 17, 2000

























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